Exhibit 99

DUSA Pharmaceuticals, Inc. ®
For immediate release
DUSA PHARMACEUTICALS ANNOUNCES
FILING OF REGISTRATION STATEMENT IN ACCORDANCE WITH
SIRIUS LABORATORIES MERGER AGREEMENT
Shares subject to lock-up provision
     Wilmington, MA — June 8, 2006 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) announced today that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission in accordance with the terms of its merger agreement with Sirius Laboratories, Inc. The registration statement covers the resale, from time to time, of the 2,396,245 shares of common stock which DUSA previously issued to the former Sirius shareholders in connection with the merger. The shareholders are currently subject to lock-up provisions as provided in the merger agreement. These provisions are not affected by this filing or the timing of the effectiveness of the registration statement.
     DUSA will not receive any proceeds from the sale of shares by the selling shareholders.
     A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
     A written prospectus relating to the securities may be obtained from Ms. Shari Lovell, Director of Shareholder Services, DUSA Pharmaceuticals, Inc., 555 Richmond Street West, Suite 300, P.O. Box 704, Toronto, Ontario, M5V 3B1.
For further information contact:
D. Geoffrey Shulman, MD, Chairman & CEO
or Shari Lovell, Director, Shareholder Services
Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com